Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1, filed on the date hereof, of Oxygen Biotherapeutics, Inc. formerly Synthetic Blood International, Inc. (a development-stage enterprise) (the “Company”) of our report dated June 26, 2013 with respect to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, for the year ended April 30, 2013, filed on June 26, 2013.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
July 17, 2013